EXHIBIT 8

                             Depository Contract
                             -------------------

                             DEPOSITORY CONTRACT
                                   Between
                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                                     and
                          B. C. ZIEGLER AND COMPANY


                             TABLE OF CONTENTS
                             -----------------
                                                                          Page
                                                                          ----


1.   Employment of Depository and Property to be
      Held by It.............................................................1

2.   Duties of the Depository with Respect to Property
      of the Fund Held by the Depository.....................................2
      2.1 Holding Securities.................................................2
      2.2 Delivery of Securities.............................................2
      2.3 Registration of Securities.........................................7
      2.4 Collection of Income...............................................7
      2.5 Deposit of Fund Assets in Securities Systems.......................8
      2.6 Segregated Account.................................................9
      2.7 Ownership Certificates for Tax Purposes...........................13
      2.8 Proxies...........................................................13
      2.9 Communications Relating to Fund Portfolio
           Securities.......................................................13
      2.10 Proper Instructions..............................................14
      2.11 Actions Permitted Without Express Authority......................16
      2.12 Evidence of Authority............................................16

3.   Duties of Depository With Respect to the Books
     of Account and Calculation of Net Asset Value
      and Net Income........................................................17

4.    Records...............................................................17

5.    Opinion of Fund's Independent Accountant..............................18

6.    Reports to Fund by Independent Public Accountants.....................18

7.    Compensation of Depository............................................19

8.    Responsibility of Depository..........................................19

9.    Effective Period, Termination and Amendment...........................21

10.   Interpretive and Additional Provisions................................23

11.   Wisconsin Law to Apply................................................23


                             DEPOSITORY CONTRACT
                             -------------------

     This Contract between Principal Preservation Portfolios, Inc., a corporation organized and existing under the laws of Maryland having its principal place of business at 215 North Main Street, West Bend, Wisconsin 53095, hereinafter called the "FUND", and B. C. Ziegler and Company, a corporation organized and existing under the laws of Wisconsin having its principal place of business at 215 North Main Street, West Bend, Wisconsin 53095, hereinafter called the "Depository",

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Depository and Property to be Held By It
     ------------------------------------------------------

          The Fund hereby employs the Depository as a depository of its assets. The Fund, as Custodian, agrees to deliver to the Depository securities owned by the Fund from time to time in each of its Portfolios as described in the Fund's current prospectus. (Prospectus is herein defined as including the statement of additional information.) The Fund will provide to the Depository all additions and deletions to the Portfolios and also provide a copy of the current registration statement and any related amendments to it. Each portfolio is to be maintained and accounted for by the Depository as a separate account. The Depository shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Depository. With respect to the custody and disposition of certain of the Fund's assets, the Depository shall enter into agreements substantially in the form of the Procedural Agreement attached as Exhibit A hereto.

          The Fund may from time to time employ one or more sub-custodians or other agents, but only in accordance with an applicable vote by the Directors of the Fund.

2.   Duties of the Depository with Respect to Property of the Fund Held By the
     -------------------------------------------------------------------------
     Depository
     ----------

      2.1 Holding Securities.  The Depository shall hold and physically
          ------------------
          segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities which are maintained pursuant to Section 2.5 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System".

      2.2 Delivery of Securities.  The Depository shall release and deliver
          ----------------------
          securities owned by the Fund held by the Depository or in a Securities System account of the Depository only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                  1)Upon sale of such securities for the account of the
                    Fund and receipt of payment therefor;

                  2)Upon the receipt of payment in connection with any
                    repurchase agreement related to such securities entered into by the Fund;

                  3)In the case of a sale effected through a Securities
                    System, in accordance with the provisions of Section 2.5 hereof;

                  4)To the depository agent in connection with tender or
                    other similar offers for portfolio securities of the Fund;

                  5)To the issuer thereof or its agent when such securities
                    are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be received;

                  6)To the issuer thereof, or its agent, for transfer into
                    the name of or any nominee names of the Fund or into the name of or any nominee names of the Depository, or into the name or nominee names of any sub-custodian or other agent appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities
                           --------
                    are to be delivered to the Depository.

                  7)To the broker selling the same for examination in
                    accordance with the "street delivery" custom;

                  8)For exchange or conversion pursuant to any plan of
                    merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement, provided that, in any such case, the new securities and cash, if any, are to be delivered to the Depository;

                  9)In the case of warrants, rights or similar securities,
                    the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Depository;

                  10)For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate
                                      --------
                    collateral as agreed upon from time to time by the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Fund's account in the book-entry system authorized by the U.S. Department of the Treasury, the Depository will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

                  11)For delivery as security in connection with any
                    borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;
                          --------

                  12)    For delivery in accordance with the provisions of any
                    agreement between the Fund and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

                  13)    For delivery in accordance with the provisions of any
                    agreement between the Fund and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

                  14)Upon receipt of instructions from the transfer agent
                    ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

                  15)For any other proper corporate purpose, but only upon
                                                                 --------
                    receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

      2.3 Registration of Securities.  Securities held by the Depository (other
          --------------------------
          than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or in the name or any nominee name of the Depository which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of
                    ------
          a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any sub-custodian or agent appointed pursuant to Article 1. All securities accepted by the Depository on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form.

      2.4 Collection of Income.  The Depository shall collect on a timely basis
          --------------------
          all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by or under the control of the Depository or agent thereof and shall remit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Depository shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of
          Section 2.2 (10) shall be the responsibility of the Fund. The Depository will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Fund's custodian account of the income to which the Fund is properly entitled.

      2.5 Deposit of Fund Assets in Securities Systems.  The Depository may
          --------------------------------------------
          deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under
          Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                  1)The Depository may keep securities of the Fund in a
                    Securities System provided that such securities are represented in an account ("Account") of the Depository in the Securities System which shall not include any assets of the Depository other than assets held as a fiduciary, custodian or otherwise for customers;

                  2)The records of the Depository with respect to
                    securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

                  3)The Depository shall advance funds on behalf of the
                    Fund for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and
                    (ii) the making of an entry on the records of the Depository to reflect such advance and transfer for the account of the Fund. The Depository shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Depository to reflect such transfer and payment for the account of the Fund. Funds received in connection with securities sales shall be promptly transmitted to the Fund's custodian account. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Depository and be provided to the Fund at its request. The Depository shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund;

                  4)The Depository shall provide the Fund with any report
                    obtained by the Depository on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

                  5)The Depository shall have received the initial or
                    annual certificate, as the case may be, required by Article 9 hereof;

                  6)Anything to the contrary in this Contract notwithstand-
                    ing, the Depository shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Depository or any of its agents or of any of its or their employees or from failure of the Depository or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Depository with respect to any claim against the Securities System or any other person which the Depository may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

      2.6 Segregated Account.  The Depository shall upon receipt of proper
          ------------------
          instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Depository pursuant to Section 2.5 hereof, (i) in accordance with the provisions of any agreement among the Fund, and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv),
                                           --------
          upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

      2.7 Ownership Certificates for Tax Purposes.  The Depository shall execute
          ---------------------------------------
          ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

      2.8 Proxies.  The Depository shall, with respect to the securities held
          -------
          hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

      2.9 Communications Relating to Fund Portfolio Securities.  The Depository
          ----------------------------------------------------
          shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith, notice of exercise options purchased or sold by the Fund, and of the maturity of futures contracts purchased or sold by the Fund) received by the Depository from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Depository shall transmit promptly to the Fund all written information received by the Depository from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Depository at least three business days prior to the date on which the Depository is to take such action.

      2.10     Proper Instructions.  Proper Instructions as used throughout this
               -------------------
          Article 2 means a writing signed or initialled by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Depository reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. It is understood and agreed that the Board of Directors has authorized B.
          C. Ziegler and Company ("Ziegler") and/or Boston Company Institutional Investors, Inc. ("Boston Company") and/or M&I Investment Management Corporation ("M&I"), as investment advisors of the Fund pursuant to an
          Investment Advisory Agreement, dated              , between them and
                                               -------------
          the Fund to deliver Proper Instructions with respect to all matters for which Proper Instructions are required by this Article 2. The Depository may rely upon the certificate of an officer of Ziegler or Boston Company or M&I, as the case may be, with respect to the person or persons authorized on behalf of Ziegler and Boston Company and M&I, respectively, to sign, initial or give Proper Instructions for the purposes of this Article 2.

               Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Depository are satisfied that such procedures afford adequate safeguards for the Fund's assets.

      2.11     Actions Permitted without Express Authority.  The Depository may
               -------------------------------------------
          in its discretion, without express authority from the Fund:

                  1)surrender securities in temporary form for securities
                    in definitive form; and

                  2)in general, attend to all non-discretionary details in
                    connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

     2.12 Evidence of Authority.  The Depository shall be protected in acting
          ---------------------
upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Depository may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Depository of written notice to the contrary.

3.   Duties of Depository with Respect to the Books of Account and Calculation
     -------------------------------------------------------------------------
     of Net Asset Value and Net Income.
     ---------------------------------

     The Depository shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Depository shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.   Records
     -------

          The Depository shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund.
     All such records shall be the property of the Fund and shall at all times during the regular business hours of the Depository be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Depository shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Depository and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Depository, include certificate numbers in such tabulations.

5.   Opinion of Fund's Independent Accountants
     -----------------------------------------

          The Depository shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission (or to its Shareholders) and with respect to any other requirements of such Commission.

6    Reports to Fund by Independent Public Accountants
     -------------------------------------------------

          The Depository shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts including securities deposited and/or maintained in a Securities System, relating to the services provided by the Depository under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

7.   Compensation of Depository
     --------------------------

          The Depository shall be entitled to reasonable compensation for its services and expenses as Depository, as agreed upon from time to time between the Fund and the Depository.

8.   Responsibility of Depository
     ----------------------------

          So long as and to the extent that it is in the exercise of reasonable care, the Depository shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Depository shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In order that the indemnification provisions contained in this Article 8 shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or save the Depository harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Depository will use all reasonable care to identify and notify the fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Depository against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the Depository and thereupon the Fund shall take over complete defense of the claim and the Depository shall in such situations initiate no further legal or other expenses for which it shall seek indemnification under this Article 8. The Depository shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Depository except with the Fund's prior written consent.

          If the Fund requires the Depository to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Depository, result in the Depository or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Depository to take such action, shall provide indemnity to the Depository in an amount and form satisfactory to it. The Fund agrees to indemnify and hold harmless the Depository and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee's own negligent action, negligent failure to act or willful misconduct.

9.   Effective Period, Termination and Amendment
     -------------------------------------------

          This Contract shall become effective as of October 1, 1989, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement to the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; Provided, however, that the Depository shall not act under Section
              --------
     2.5 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that
                                                 ----------------
     the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board of Directors immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Depository or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

          Upon termination of the Contract, the Fund shall pay to the Depository such compensation as may be due as of the date of such termination and shall likewise reimburse the Depository for its costs, expenses and disbursements.

          Upon termination of the Contract, the Depository shall deliver to the Fund or any agent designated by the Fund in writing, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the Fund or its designated agent all of the Fund's securities held in a Securities System.

10.  Interpretive and Additional Provisions
     --------------------------------------

          In connection with the operation of this Contract, the Depository and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or
                                          --------
     additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund.
      No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

11.  Wisconsin Law to Apply
     ----------------------

          This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The State of Wisconsin.


     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of October, 1989.


ATTEST                             PRINCIPAL PRESERVATION
                                      PORTFOLIOS,  INC.


   /s/ William Gehl
                                          By:     /s/ R. Tuszynski
-----------------------------                 ---------------------------
Secretary                               Vice President


ATTEST                             B. C. ZIEGLER AND COMPANY


   /s/ William Gehl
                                          By:     /s/ L.R. Van Horn
-----------------------------                 --------------------------------
Secretary                               Vice President - Finance


                                  APPENDIX A
                                  ----------
                                      to
                         Depository Contract Between
                   Principal Preservation Portfolios, Inc.
                        and B. C. Ziegler and Company
                            Dated October 1, 1989

     The following amendment to the Depository Agreement between B. C. Ziegler and Company (the "Depository") and Principal Preservation Portfolios, Inc. (the "Fund") expands the provisions of the contract to provide for the following:

1.   Cash Account
     ------------

          The Depository shall open and maintain a separate cash account or accounts in the name of the Fund and so hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940.

2.   Payments for Shares
     -------------------

          The Depository shall receive for deposit into the Fund's accounts such payments as are received from the Transfer Agent of the Fund for Shares of the Fund issued or sold from time to time by the Fund.

3.   Payments for Repurchases or Redemption of Shares of the Fund
     ------------------------------------------------------------

          From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Depository shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.

          In connection with the redemption or repurchase of Shares of the Fund, the Depository is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the Transfer Agent.

4.   Payment of Fund Moneys
     ----------------------

          Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Depository shall pay out moneys of the Fund in the following cases only:

          1) Upon the purchase of securities against the delivery of such securities or evidence of title to the Depository or a sub-depository as its agent for this purpose registered in the name of the Fund or in the name or nominee name of the Depository or sub-depository or in proper form for transfer;

          2) For the redemption or repurchase of Shares issued by the Fund as set forth in Section 3 hereof;

          3) For the payment of any dividends declared pursuant to the governing documents of the Fund;

          4) Upon presentation of the proper check by the Fund;

          5) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors of the Fund signed by an Officer of the Fund and certified by its Secretary or Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

5.   Proper Instructions
     -------------------

          The term "Proper Instructions" as used throughout this annexation to the Depository Agreement dated October 1, 1989 shall be consistent with
     Article 2, Paragraph 2.10 titled "Proper Instructions."

          IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the day of March, 1990.


ATTEST                             PRINCIPAL PRESERVATION
                                     PORTFOLIOS, INC.


/s/ W. Gehl                        By: /s/ R. Tuszynski
----------------------------          ---------------------------
Secretary                               Vice President and
                                          Treasurer


ATTEST                             B. C. ZIEGLER AND COMPANY


/s/ W. Gehl                        By: /s/ L. Van Horn
----------------------------          ---------------------------
     Secretary                          Vice President - Finance